Exhibit 1.1

EXECUTION COPY

E*TRADE CONSUMER FINANCE CORPORATION

ETCF ASSET FUNDING CORPORATION

$270,372,000 Class A Notes,

$10,042,000 Class B Notes,

$9,270,000 Class C Notes, and

$10,815,000 Class D Notes,

Series 2004-1

E*TRADE RV and Marine Trust 2004-1

UNDERWRITING AGREEMENT

December 9, 2004

Lehman Brothers Inc.

745 7th Avenue, 7th Floor

New York, NY 10019

Ladies and Gentlemen:

Section 1. Introductory.

ETCF Asset Funding Corporation, a Nevada Corporation (the “Seller”), E*TRADE Consumer Finance Corporation, a Delaware corporation (“E*TRADE Consumer Finance”), and E*TRADE Bank, a federal savings bank (“E*TRADE Bank”) confirm their agreement with Lehman Brothers Inc. (the “Underwriter”) as follows:

The Seller proposes to sell to the Underwriter $61,200,000 principal amount of its 2.67% Class A-1 Notes (the “Class A-1 Notes”), $66,200,000 principal amount of its 3.13% Class A-2 Notes (the “Class A-2 Notes”), $75,900,000 principal amount of its 3.62% Class A-3 Notes (the “Class A-3 Notes”), $32,500,000 principal amount of its 4.18% Class A-4 Notes (the “Class A-4 Notes”), and $34,572,000 principal amount of its 4.58% Class A-5 Notes (the “Class A-5 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”), $10,042,000 principal amount of its 4.25% Class B Notes (the “Class B Notes”), $9,270,000 principal amount of its 4.54% Class C Notes (the “Class C Notes”) and $10,815,000 principal amount of its 4.86% Class D Notes (the “Class D Notes” and, together with the Class A Notes, the Class B Notes and the Class C Notes, the “Notes”), to be issued by E*TRADE RV and Marine Trust 2004-1, a New York common law trust (the “Issuer”) under the Indenture (the “Indenture”), dated as of the Closing Date, between the Issuer and JPMorgan

Chase Bank, N.A., as indenture trustee (the “Indenture Trustee”). The Issuer is also issuing $6,952,000 principal amount of its 0.00% Class E Notes which are not being sold hereunder. Capitalized terms used herein and not otherwise defined herein are used as defined in (or by reference in) the Indenture or the Transfer and Servicing Agreement (as defined below).

The Notes will be collateralized by the Trust Estate (as defined below). The assets of the Issuer (the “Trust Estate”) consist of all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including without limitation (i) the Receivables and all monies thereon received after the Cutoff Date, acquired by the Issuer under the Transfer and Servicing Agreement, dated as of the Closing Date, by and among the Seller, the Issuer and E*TRADE Consumer Finance (the “Transfer and Servicing Agreement”); (ii) the interests in the Financed Assets; (iii) any proceeds with respect to the Receivables under any Insurance Policy; (iv) any proceeds from recourse to Dealers; (v) any Financed Asset acquired in repossession; (vi) the contents of the Receivable Files and all rights, benefits and proceeds arising therefrom or in connection therewith; (vii) all funds on deposit from time to time in the Trust Accounts, and all investments and proceeds thereof (including all income thereon); (viii) the Depositor Transfer Agreement, the Transfer and Servicing Agreement and the Boat Mortgage Trust Agreement (but only, in the case of the Boat Mortgage Agreement, the extent relating to the Federally Documented Boats related to the Receivables); and (ix) all proceeds of the foregoing; in each case, as further described, and to the extent set forth, in the Indenture.

The Receivables and certain related property will be conveyed to the Seller by E*TRADE Bank pursuant to the Depositor Transfer Agreement, dated as of the Closing Date, between the Seller and E*TRADE Bank (the “Depositor Transfer Agreement”) and will be conveyed to the Issuer by the Seller pursuant to the Transfer and Servicing Agreement.

The terms of the Notes are set forth in the Registration Statement (as defined below) and the related Prospectus (as defined below) dated December 3, 2004, as supplemented by a Prospectus Supplement (as defined below).

Section 2. Representations and Warranties of the Seller, E*TRADE Bank and E*TRADE Consumer Finance.

Each of the Seller, E*TRADE Bank, and E*TRADE Consumer Finance severally represents and warrants (as to itself) to the Underwriter, as of the date hereof (unless specified otherwise) and as of the Closing Date, as follows:

(a) (i) A registration statement on Form S-3 (No. 333-56303), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the offering of securities as described therein from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”) has been filed with the Securities and Exchange Commission (the “Commission”) (which may have included one or more forms of preliminary prospectuses and prospectus supplements (each, a “Preliminary Prospectus”) meeting the requirements of Rule 430 of the Act) and such registration statement, as amended to the date hereof, has become effective; such registration statement, as amended to the date hereof, is hereinafter referred to as the “Registration Statement”, and the prospectus included in such

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Registration Statement, as supplemented to reflect the terms of the Notes as first filed with the Commission after the date of this Underwriting Agreement pursuant to and in accordance with Rule 424(b) of the rules and regulations of the Commission (the “Rules and Regulations”) under the Act (“Rule 424(b)”), including all material incorporated by reference therein, is referred to herein as the “Prospectus”; provided that a supplement to the Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of the Notes to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date it is first used in connection with the offering of the Notes (including one fully conformed copy of the registration statement and of each amendment thereto for the Underwriter) have been delivered to the Underwriter. Any reference herein to the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

(ii) As of the Closing Date, the Registration Statement and the Prospectus, except with respect to any modification to which the Underwriter have agreed in writing, shall be in all material substantive respects in the form furnished to the Underwriter before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Underwriter) as the Seller or E*TRADE Consumer Finance has advised the Underwriter, before such time, will be included or made therein.

(iii) On the effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and, on the date of filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Act and the Rules and Regulations, and (A) the Registration Statement (including any amendments thereof and supplements thereto filed prior to such applicable dates) will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (B) the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or

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other indenture trustees under the Trust Indenture Act or (II) information contained in or omitted from either the Registration Statement or the Prospectus based upon written information directly furnished to the Seller by the Underwriter explicitly for use therein, it being understood and agreed that, with respect to the Underwriter, the only such information is that described as such in Section 8(b) hereof.

(iv) The documents incorporated by reference in the Registration Statement, the Prospectus, any amendment or supplement thereto or any Preliminary Prospectus (other than documents filed by Persons other than the Seller), when they became or become effective under the Act or were or are filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, conformed or will conform in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(b) The Seller or E*TRADE Consumer Finance, as applicable, has been duly organized and is validly existing as a Nevada corporation or Delaware corporation, respectively, in good standing under the laws of its jurisdiction of organization. The Seller or E*TRADE Consumer Finance, as applicable, has, in all material respects, full power and authority to execute, deliver and perform its obligations under this Underwriting Agreement on the date hereof and each Basic Document to which it is a party on the Closing Date, own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Notes. The Seller will have on the Closing Date full power and authority to cause the Issuer to issue the Notes.

(c) The execution, delivery and performance by the Seller, E*TRADE Consumer Finance and E*TRADE Bank, as applicable, of this Underwriting Agreement, on the date hereof, and each Basic Document to which it is a party, as of the Closing Date, and the issuance and sale of the Notes, and the consummation of the transactions contemplated hereby and thereby, on the date hereof or as of the Closing Date, as applicable, shall have been duly authorized by all necessary corporate action on the part of the Seller, E*TRADE Consumer Finance or E*TRADE Bank. Neither the execution and delivery by the Seller, E*TRADE Consumer Finance or E*TRADE Bank, as applicable, of such instruments, nor the performance by the Seller, E*TRADE Consumer Finance or E*TRADE Bank, respectively, of the transactions herein or therein contemplated, nor the compliance by the Seller, E*TRADE Consumer Finance or E*TRADE Bank, as applicable, with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the Articles of Incorporation or By-laws of such entity, (ii) result in a material conflict with any of the provisions of any judgment, decree or order binding on the Seller, E*TRADE Consumer Finance or E*TRADE Bank, as applicable, or its properties, (iii) conflict with any of the provisions of, or constitute a default under, any material indenture, mortgage, agreement, contract or other instrument to which the Seller, E*TRADE Consumer Finance or E*TRADE Bank, as applicable, is a party or by which it is bound, (iv) conflict with, contravene or constitute a violation of any law, statute, ordinance, rule, regulation, administrative

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regulation or administrative or court decree to which it is subject, or (v) result in the creation or imposition of any lien, mortgage, charge, adverse claim, security interest or other encumbrance upon any of the Seller’s, E*TRADE Consumer Finance’s or E*TRADE Bank’s, as applicable, property pursuant to the terms of any such material indenture, mortgage, contract or other instrument described in clause (iii) above. None of the Seller, E*TRADE Consumer Finance or E*TRADE Bank is in violation of its organic documents, in default in any material respect in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, trust agreement, transfer and servicing agreement or other instrument to which it is a party or by which it may be bound, or to which any material portion of its property or assets is subject.

(d) The Seller, E*TRADE Consumer Finance or E*TRADE Bank, as applicable, has duly executed and delivered this Underwriting Agreement and, as of the Closing Date, shall have duly executed and delivered each Basic Document to which it is a party.

(e) As of the Closing Date, the Seller shall have authorized the conveyance of the Receivables and other related property to the Issuer.

(f) Except as set forth in or contemplated in the Prospectus or as has been publicly disclosed by the Seller, E*TRADE Consumer Finance, E*TRADE Financial Corporation (“E*TRADE Financial”) or E*TRADE Bank, there has been no material adverse change or changes in the condition (financial or otherwise) of E*TRADE Consumer Finance, E*TRADE Bank or the Seller since September 30, 2004, which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on either (A) the ability of E*TRADE Consumer Finance, E*TRADE Bank or the Seller to consummate the transactions contemplated hereby, or to perform its respective obligations hereunder, or under any of the Basic Documents to which it is a party, or (B) the Trust Estate.

(g) The properties and businesses of each of Seller, E*TRADE Bank and E*TRADE Consumer Finance conform, and will conform, in all material respects, to the descriptions thereof contained in the Registration Statement and the Prospectus.

(h) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller, E*TRADE Bank or E*TRADE Consumer Finance of this Underwriting Agreement and each Basic Document to which it is a party shall have been paid or will be paid by the Seller, E*TRADE Bank or E*TRADE Consumer Finance, as applicable, at or before the Closing Date to the extent then due.

(i) The Notes, when validly issued pursuant to the Indenture and sold to the Underwriter pursuant to this Underwriting Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Indenture. When executed and delivered by the parties thereto, each of the Indenture and each Basic Document to which the Seller, E*TRADE Bank or E*TRADE Consumer Finance is a party will constitute the legal, valid and binding obligation of the Seller, E*TRADE Bank or E*TRADE Consumer Finance, as applicable, enforceable against such entity in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium

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or other similar laws now or hereafter in effect relating to creditors’ rights in general and to general principles of equity. All approvals, authorizations, consents, filings, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes pursuant to this Underwriting Agreement and the Indenture have been or will be taken or obtained on or before the Closing Date. As of the Closing Date, the Issuer’s pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, charge, adverse claim, security interest or other encumbrance, except as may be permitted by the terms of the Basic Documents.

(j) Neither the Seller nor the Issuer is now, and following the issuance of the Notes will be, an “investment company” that is registered or required to be registered under, or is otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended (the “1940 Act”).

(k) Except for the Underwriter, none of the Seller, the Issuer, E*TRADE Bank and E*TRADE Consumer Finance has employed or retained a broker, finder, commission agent or other person in connection with the sale of the Notes, and none of the Seller, the Issuer, E*TRADE Bank and E*TRADE Consumer Finance is under any obligation to pay any broker’s fee or commission in connection with such sale.

(l) As of the Closing Date, the Indenture shall have been duly qualified under the Trust Indenture Act.

(m) Based on information currently available to, and in the reasonable belief of, the management of the Seller, E*TRADE Bank or E*TRADE Consumer Finance, as applicable, such entity is not engaged (whether as defendant or otherwise) in, nor has such entity knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings, the result of which could, individually or in the aggregate, reasonably have a material adverse effect on the Noteholders.

(n) As of the Closing Date, the representations and warranties (other than the representations and warranties concerning the characteristics of the Receivables which representations and warranties will be true and correct in all material respects as of the date set forth in the applicable Basic Document) of the Seller, the Issuer, E*TRADE Bank or E*TRADE Consumer Finance, as applicable, in each Basic Document to which it is a party will be true and correct in all material respects.

(o) As of the Closing Date, there shall be no contracts or documents that are required to be filed as exhibits to the Registration Statement that have not been so filed.

(p) As of the Closing Date, no Event of Default or Servicer Default, or an event which after any applicable grace period or the giving of notice which would constitute an Event of Default or Servicer Default, shall have occurred.

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Section 3. Purchase, Sale and Issuance of Notes.

Subject to the terms and conditions (including, without limitation, Section 14 hereof) and in reliance upon the covenants, representations and warranties herein set forth, the Seller agrees to sell to the Underwriter, and the Underwriter agrees to purchase the initial Note Balance of the Notes set forth on Annex I hereto. The Notes will bear interest at the applicable rate set forth therein. The sale and purchase of the Notes shall take place at a closing (the “Closing”) at the offices of Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 on December 16, 2004 (the “Closing Date”). The purchase price for the Notes, expressed as a percentage of the initial Note Balance of the applicable class of Notes, shall be as set forth on Annex I hereto. On the Closing Date, as consideration for the delivery of the Notes as set forth in clause (b) below, the Underwriter agrees to pay (or cause to be paid) the purchase price to an account to be designated by the Seller in writing. The underwriting discount to the Underwriter, the selling concessions that the Underwriter may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, each expressed as a percentage of the initial Note Balance of the applicable class of Notes, shall be as set forth in Annex I hereto. The Seller shall deliver (or shall cause the Issuer to deliver) the Notes to the Underwriter through the facilities of The Depository Trust Company (“DTC”). The Notes shall be global notes registered in the name of Cede & Co., as nominee for DTC. The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. The number and denominations of definitive notes so delivered shall be as specified by DTC. The definitive notes for the Notes will be made available for inspection by the Underwriter at the offices of Mayer, Brown, Rowe & Maw LLP, at the address set forth above, not later than 1:00 p.m., New York time on the Business Day before the Closing Date, or such other date and time as the Underwriter and the Seller may agree.

Section 4. Offering by Underwriter.

The Seller authorizes the Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Notes to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. It is understood by the parties hereto that the Underwriter proposes to offer the Notes for sale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriter may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. and other terms of sale hereunder and under such selling arrangements.

Section 5. Covenants.

The Seller or E*TRADE Consumer Finance, as the case may be, covenants and agrees with the Underwriter that:

(a) The Seller will prepare a prospectus supplement (the “Prospectus Supplement”) setting forth the amount of Notes covered thereby and the terms thereof not otherwise specified in the Prospectus, the price at which the Notes are to be purchased by the

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Underwriter from the Seller, the initial public offering price at which the Notes are to be sold, the selling concessions and allowances, if any, and such other information as the Underwriter and the Seller deem appropriate in connection with the offering of the Notes, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Notes, or any amendments or supplements to the Prospectus, without the Underwriter’s prior consent, which shall not be unreasonably delayed, conditioned or withheld; the Seller will immediately advise the Underwriter: (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, or of any request for the amending or supplementing of the Registration Statement or Prospectus or for additional information, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b) Within the time period during which a prospectus relating to the Notes is required to be delivered under the Act, the Seller will comply with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Notes, as contemplated by the provisions hereof and the Prospectus. If, at any time when a Prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus (including, without limitation, to comply with the Act or the Rules and Regulations), the Seller will notify the Underwriter thereof and promptly prepare and (subject to review and consent by the Underwriter as described in Section 5(a)) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Underwriter’s consent to any amendment shall not constitute a waiver of any of the conditions of Section 6.

(c) To file or cause to be filed with the Commission all reports or other documents required to be filed with respect to the Notes or the Issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(d) The Seller will make (or will cause the Issuer to make) generally available to the holders of the Notes (the “Noteholders”) (the sole Noteholders being the applicable clearing agency in the case of Book-Entry Notes), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the Notes.

(e) The Seller will furnish to the Underwriter copies of the Registration Statement (at least one copy to be delivered to the Underwriter will be conformed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriter may reasonably request.

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(f) The Seller and E*TRADE Consumer Finance will promptly from time to time assist the Underwriter in arranging for the qualification of the Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may designate and will continue to assist the Underwriter in maintaining such qualifications in effect so long as required for the distribution.

(g) If filing of the Prospectus or any portion thereof is required under Rule 424(b) of the Commission, the Seller will file the Prospectus, properly completed, and any supplement thereto, pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to the Underwriter of such timely filing.

(h) So long as any of the Notes are outstanding, the Seller or E*TRADE Consumer Finance, as applicable, will furnish to the Underwriter, by first-class or overnight mail, as soon as practicable: (i) all statements, reports and other documents required to be distributed to the Noteholders; (ii) all statements and reports furnished to the Indenture Trustee pursuant to the applicable Basic Documents, as soon as such statements and reports are furnished to the Indenture Trustee, (iii) copies of any report or statement furnished to or filed with the Commission, and (iv) from time to time, such other information concerning the Trust Estate, the Notes, the Seller, E*TRADE Bank, E*TRADE Consumer Finance or the Issuer as the Underwriter may reasonably request.

(i) The Seller and E*TRADE Consumer Finance will apply the net proceeds from the sale of the Notes as described in the Prospectus.

(j) From and after the Closing Date, not to take any action inconsistent with the Issuer’s interest in the Trust Estate other than as permitted by the applicable Basic Document.

(k) To the extent, if any, that the rating provided with respect to any Notes by a rating agency or agencies that initially rate such Notes is conditional upon the furnishing of documents or the taking of any other actions by the Issuer, the Seller, E*TRADE Bank or E*TRADE Consumer Finance, to furnish such documents and take any such other actions.

(l) The Seller shall cause any Computational Materials (as defined herein) with respect to the Notes that are delivered by the Underwriter to the Seller pursuant to Section 16(a) to be filed with the Commission on a Current Report on Form 8-K (an “ABS Filing”) pursuant to the Exchange Act on the business day immediately following the later of (i) the day on which such Computational Materials are delivered to counsel for the Seller by the Underwriter prior to 1:00 p.m. New York time and (ii) the date on which the Prospectus Supplement is first made available to the public.

Section 6. Conditions to the Obligations of the Underwriter.

The obligations of the Underwriter to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Seller, E*TRADE Bank and E*TRADE Consumer Finance herein as of the date hereof and the Closing Date, to the accuracy of the representations and warranties of the Issuer, Seller, E*TRADE Bank and E*TRADE Consumer Finance contained in each Basic Document to which it is a party as of the Closing Date, to the accuracy of the statements of the Issuer, the Seller, E*TRADE Bank and E*TRADE

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Consumer Finance made pursuant to the provisions hereof and thereof (as applicable), to the performance by the Seller, E*TRADE Bank and E*TRADE Consumer Finance in all material respects of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Underwriter shall have received, with respect to each of the Seller, E*TRADE Bank and E*TRADE Consumer Finance, a certificate, dated the Closing Date, of an authorized officer of each of the Seller, E*TRADE Bank and E*TRADE Consumer Finance, as applicable, in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that: (i) the representations and warranties of the Seller, E*TRADE Bank or E*TRADE Consumer Finance, as applicable, in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller, E*TRADE Bank or E*TRADE Consumer Finance, as applicable, has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has been declared effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Seller’s, E*TRADE Bank’s or E*TRADE Consumer Finance’s, as applicable, new or used recreational vehicle or marine finance or business, except as described in the Prospectus (references to the Prospectus in this clause include any supplements thereto).

(b) The Underwriter shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, as transaction counsel, in form and substance satisfactory to the Underwriter, with respect to: certain corporate matters, perfection matters, matters related to the creation of a security interest, securities law matters, 1940 Act matters, tax matters and enforceability matters.

(c) The Underwriter shall have received an opinion or opinions of Mayer, Brown, Rowe & Maw LLP, as transaction counsel, dated the Closing Date, in form and substance satisfactory to the Underwriter with respect to certain insolvency and bankruptcy matters.

(d) The Underwriter shall have received from Mayer, Brown, Rowe & Maw LLP, as transaction counsel, a favorable opinion dated the Closing Date, with respect to such matters as the Underwriter may reasonably require; and the Seller, E*TRADE Bank and E*TRADE Consumer Finance shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

(e) The Underwriter shall have received an opinion from appropriate in-house counsel to E*TRADE Bank, E*TRADE Consumer Finance and the Seller, dated the Closing Date, in form and substance satisfactory to the Underwriter, with respect to certain corporate matters relating to E*TRADE Bank, E*TRADE Consumer Finance and the Seller.

(f) At the Closing Date, Deloitte & Touche, LLP, shall have furnished to the Underwriter a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined

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that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Issuer, E*TRADE Consumer Finance, E*TRADE Bank and the Seller) set forth in the Prospectus Supplement and the related preliminary Prospectus Supplement, agrees with the accounting records of the Issuer, E*TRADE Consumer Finance, E*TRADE Bank and the Seller, excluding any questions of legal interpretation.

(g) The Underwriter shall have received evidence satisfactory to the Underwriter that, on or before the Closing Date, UCC- 1 financing statements have been filed (or have been sent for filing on the Closing Date) with the appropriate UCC filing offices in the State of Delaware, District of Columbia, the State of Virginia, the State of Nevada, and the State of New York, as applicable, reflecting the transfer of certain of the Receivables and other related property from E*TRADE Consumer Finance to E*TRADE Bank, the transfer of Receivables and other related property from E*TRADE Bank to the Seller, the transfer of Receivables and other related property from the Seller to the Issuer and the pledge of the Receivables and other related property by the Issuer in favor of the Indenture Trustee.

(h) The Underwriter shall have received evidence satisfactory to it that on or before the Closing Date, all applicable UCC termination statements and related contractual releases or releases terminating liens of creditors of the Seller, the Issuer, E*TRADE Bank, E*TRADE Consumer Finance or any other person on the Receivables have been filed in the appropriate filing offices.

(i) The Underwriter shall have received an opinion of Seward & Kissel LLP, counsel to the Indenture Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(j) The Underwriter shall have received an opinion of Dorsey & Whitney LLP, counsel to the Owner Trustee, dated the Closing Date, in form and substance satisfactory to the Underwriter.

(k) The Underwriter shall have received an opinion of Mayer, Brown, Rowe & Maw LLP, as transaction counsel, dated the Closing Date, with respect to certificate of title matters in the state of California, in form and substance satisfactory to the Underwriter.

(l) The Class A Notes shall be rated at the time of issuance in the highest rating category by each of S&P and Moody’s. The Class B Notes shall be rated at the time of issuance at least “AA” by S&P and “Aa2” by Moody’s. The Class C Notes will be rated at the time of issuance at least “A” by S&P and “A2” by Moody’s. The Class D Notes will be rated at the time of issuance at least “BBB” by S&P and “Baa3” by Moody’s. The Notes shall not have been placed on any credit watch with a negative implication for downgrade.

(m) On or prior to the Closing Date, there shall have been no downgrading, nor has any notice been given of (i) any intended or possible downgrading or (ii) any review or possible changes in rating the direction of which has not been indicated, in the rating accorded and originally requested by and paid for by or on behalf of the Seller relating to any previously

11	Underwriting Agreement

issued asset-backed securities of any Trust by any “nationally recognized statistical rating organization” (as such terms is defined for purposes of the Exchange Act).

(n) All documents incident to the Basic Documents and this Underwriting Agreement shall be reasonably satisfactory in form and substance to the Underwriter; and all actions taken by the Seller to authorize the offering and sale of the Notes shall be reasonably satisfactory in form and substance to the Underwriter.

(o) The Underwriter shall have received such information, certificates, opinions, letters and documents as the Underwriter may reasonably request.

(p) On the Closing Date, the Underwriter shall have received a fully executed copy of each of the Basic Documents.

(q) The Issuer shall have delivered to DTC (or an approved custodian therefor) each of the global Notes described in Section 3 above, duly executed by the Issuer and authenticated by the Indenture Trustee.

(r) The Indenture Trustee and the Issuer shall have executed and delivered to DTC a standard “letter of representations” sufficient to cause DTC to qualify each Class of Notes for inclusion in DTC’s book-entry registration and transfer system.

(s) The Trust Accounts shall have been established in accordance with the terms of the Transfer and Servicing Agreement.

(t) The Prospectus shall have been filed as required by Section 2(a) hereof, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Seller, E*TRADE Bank, E*TRADE Consumer Finance or the Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Prospectus or the Registration Statement or otherwise) shall have been complied with to the satisfaction of the Underwriter.

(u) The Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(v) All actions required to be taken and all filings required to be made by the Issuer, the Seller, E*TRADE Bank and E*TRADE Consumer Finance under the Securities Act before the Closing Date for the issuance of the Notes shall have been duly taken or made.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions or certificates mentioned above shall not be reasonably satisfactory in form and substance to the Underwriter, this Underwriting Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Issuer, the Seller, E*TRADE Bank, and E*TRADE Consumer Finance in writing or by telephone or facsimile confirmed in writing.

12	Underwriting Agreement

Section 7. Expenses.

(a) Except as expressly set forth in this Underwriting Agreement, E*TRADE Consumer Finance, E*TRADE Bank and the Seller, jointly and severally, will pay all expenses incidental to the performance of its obligations hereunder and in connection with or related to the issuing and offering of the Notes and will reimburse the Underwriter for any expenses reasonably incurred by it in connection therewith, including, without limitation all: (i) expenses and costs related to the qualification of the Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Underwriter may designate (including the reasonable fees and disbursements of its counsel), (ii) expenses and costs related to the printing of memoranda relating thereto, (iii) any fees charged by credit rating agencies for the rating of the Notes, (iv) the fees, expenses and disbursements of the accountants and all counsel for Seller, E*TRADE Bank, E*TRADE Consumer Finance, Issuer, each trustee, and the Underwriter incurred in connection therewith and (v) expenses incurred in distributing the Prospectus (including any amendments and supplements thereto).

(b) If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Seller or E*TRADE Consumer Finance to perform any agreement herein or to comply with any provision hereof other than by reason of a default by the Underwriter, the Seller, E*TRADE Bank and E*TRADE Consumer Finance shall reimburse the Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase, sale and offering of the Notes. None of the Seller, E*TRADE Bank or E*TRADE Consumer Finance shall be liable to the Underwriter for loss of anticipated profits from the transactions covered by this Underwriting Agreement.

Section 8. Indemnification and Contribution.

(a) The Seller, E*TRADE Bank and E*TRADE Consumer Finance, jointly and severally, shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person (collectively, the “Indemnified Persons”), against and reimburse each Indemnified Person with respect to:

(i) any and all loss, liability, claim, damage and expense whatsoever, as incurred by any such Indemnified Persons, jointly or severally, under the Act, the Exchange Act or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, any ABS Filing or any amendment or supplement to any of the foregoing, or arising out of or based upon the omission or alleged omission therefrom of any material fact required to be stated therein or necessary to make the statement therein not misleading;

(ii) any and all loss, liability, claim, damage and expense whatsoever, as incurred by any such Indemnified Persons, jointly or severally, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any

13	Underwriting Agreement

governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and

(iii) any and all expense whatsoever (including, without limitation, the reasonable fees and disbursements of counsel chosen by the Underwriter), as incurred by any such Indemnified Persons, jointly or severally, in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission or in connection with any such loss, liability, claim, damage and expense to the extent that any such expense is not paid under clauses (i) or (ii) above;

provided, however, that (i) none of the Seller, E*TRADE Bank or E*TRADE Consumer Finance will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information directly furnished to the Seller by the Underwriter expressly for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof, (ii) none of the Seller, E*TRADE Bank or E*TRADE Consumer Finance will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any ABS Filing or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results (or is alleged to have resulted) from an error (a “Pool Error”) in the information concerning the characteristics of the Receivables furnished by the Seller to the Underwriter in writing or by electronic transmission that was used in the preparation of any Computational Materials (or amendments or supplements thereof) included in such ABS Filing (or amendment or supplement thereof), and (iii) none of the Seller, E*TRADE Bank or E*TRADE Consumer Finance shall be liable to the Underwriter to the extent that any such loss, claim, damage or liability of the Underwriter arises as a result of a misstatement or omission or alleged misstatement or omission in the Preliminary Prospectus that was corrected in the Prospectus (and copies of which Prospectus were furnished to the Underwriter) and the Underwriter, if required by law, failed to give or send to the purchaser, at or before the written confirmation of sale, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Seller, E*TRADE Bank or E*TRADE Consumer Finance may otherwise have and shall not limit any rights or remedies which may otherwise be available to any such Indemnified Party at law or in equity.

(b) The Underwriter will indemnify and hold harmless the Seller and E*TRADE Consumer Finance, and each person, if any, who controls the Seller or E*TRADE Consumer Finance within the meaning of the Act or the Exchange Act and each of their respective directors, and each of their respective officers who signed the Registration Statement (the “Seller Indemnified Parties”), against any losses, claims, damages or liabilities to which any Seller Indemnified Party may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, the Preliminary Prospectus, any Computational Materials or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated

14	Underwriting Agreement

therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information directly furnished to the Seller or E*TRADE Consumer Finance by the Underwriter expressly for use therein or (ii) such Computational Materials (or amendments or supplements thereof) furnished to the Seller by the Underwriter pursuant to Section 8(a), to the extent that such materials were delivered to investors by the Underwriter, and incorporated by reference in such Registration Statement or the Prospectus or any amendment or supplement thereof (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Pool Error), and will reimburse any legal or other expenses reasonably incurred by any Seller Indemnified Party as the case may be, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Underwriter shall not be required to so indemnify or reimburse any such Seller Indemnified Party for any such loss, claim, damage or liability if such amounts would exceed the total underwriting discounts and fees received by the Underwriter in connection with the initial issuance of the Notes. Each of the Seller and E*TRADE Consumer Finance agrees with the Underwriter that the only information furnished directly to the Seller and E*TRADE Consumer Finance by the Underwriter expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, is the information set forth in the second paragraph (regarding concessions and discounts) and the second sentence of the seventh paragraph (regarding market making) under the caption “Underwriting” in the Prospectus Supplement. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b) of this Section 8, notify the indemnifying party of the commencement thereof, but the omission and/or delay so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under clause (a) or (b) of this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses (including fees and expenses of counsel) subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel reasonably satisfactory to the indemnifying party to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment

15	Underwriting Agreement

for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party will, without the prior written consent of the indemnified party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party is party to such claim, action, suit or proceeding), unless such settlement, compromise or consent (A) includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 8, as applicable, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller and E*TRADE Consumer Finance on the one hand and the Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller, E*TRADE Bank and E*TRADE Consumer Finance on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller, E*TRADE Bank, and E*TRADE Consumer Finance on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) collectively received by the Seller, E*TRADE Bank, and E*TRADE Consumer Finance bear to the total underwriting discounts and commissions received by the Underwriter in connection with the initial issuance of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, E*TRADE Consumer Finance or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in subsection (c) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this clause (d). Notwithstanding the provisions of this clause (d), the Underwriter shall not be required to contribute any amount in excess of the total underwriting discounts and fees received by the Underwriter in connection with the initial issuance of the Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the indemnifying party under this Section shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnifying party within the meaning of the Act.

16	Underwriting Agreement

Section 9. Survival of Representations and Obligations.

The respective agreements, representations, warranties and other statements made by the Seller, E*TRADE Bank and E*TRADE Consumer Finance or their officers, including any such agreements, representations, warranties and other statements relating to the Issuer, and of the Underwriter set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Seller, E*TRADE Bank, E*TRADE Consumer Finance or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Notes. The provisions of Section 7, Section 8 and Section 15 shall survive the termination or cancellation of this Underwriting Agreement.

Section 10. Notices.

All communications hereunder shall be in writing and effective only on receipt, and, if to the Underwriter, will be mailed, delivered or faxed and confirmed to: Lehman Brothers Inc., 745 7th Avenue, 7th Floor, New York, NY 10019, Attention: Diane Rinnovatore, Fax: (646) 758-2074; if sent to the Seller, will be mailed, delivered or faxed and confirmed to ETCF Asset Funding Corporation or E*TRADE Consumer Finance Corporation, as applicable, 3355 Michelson Drive, Suite 350, Irvine, California 92612, Attention: Garth M. Kliger, Esq., Fax: (949) 224-7451 and if sent to E*TRADE Bank, will be mailed, delivered or faxed and confirmed to: E*TRADE Bank, 671 North Glebe Road, Arlington, Virginia 22203, Attention: General Counsel, Fax: (703) 236-7280.

Section 11. Applicable Law, Entire Agreement.

THIS UNDERWRITING AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS UNDERWRITING AGREEMENT SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS RELATING TO THE SUBJECT MATTER HEREOF.

Section 12. Successors.

This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

Section 13. Waivers; Headings.

Neither this Underwriting Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Underwriting Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

17	Underwriting Agreement

Section 14. Termination of the Obligations of the Underwriter.

The obligations of the Underwriter to purchase the Notes on the Closing Date shall be terminable by the Underwriter by written notice delivered to the Seller and E*TRADE Consumer Finance if at any time on or before the Closing Date: (a) trading in securities generally on the New York Stock Exchange or the American Stock Exchange NASDAQ national market shall have been suspended or materially limited, or there shall have been any setting of minimum or maximum prices or range of prices for trading on such exchange, (b) a general moratorium on commercial banking activities in the United States, New York, Delaware, California, Virginia or Nevada shall have been declared by any of Federal, New York state, Delaware, California, Virginia or Nevada state authorities, (c) there shall have occurred any material adverse change in the financial markets of the United States, (d) there shall have occurred an outbreak or escalation of hostilities or a declaration by the United States of a national emergency or war or any other substantial act of terrorism involving the United States, or any other substantial national or international calamity, emergency or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriter, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus or that materially impairs the investment quality of the Notes, (e) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Estate taken as a whole or (ii) the business or properties of the Issuer, the Seller, E*TRADE Bank or E*TRADE Consumer Finance occurs, which, in the reasonable judgment of the Underwriter, in the case of either clause (i) or (ii), makes it impracticable or inadvisable to market or offer the Notes on the terms and in the manner contemplated herein and in the Prospectus or that materially impairs the investment quality of the Notes or (f) any event occurs that would constitute a default under this Underwriting Agreement or a default in the performance of Issuer’s, Seller’s, E*TRADE Bank’s or E*TRADE Consumer Finance’s respective obligations under any Basic Document to which it is a party, or any event occurs which, with the passage of time or the giving of notice or both, would constitute such a default. Upon such notice being given, the parties to this Underwriting Agreement shall (except for the liability of the Seller, E*TRADE Bank and E*TRADE Consumer Finance under Section 7 and Section 8) be released and discharged from their respective obligations under this Underwriting Agreement.

Section 15. Nonpetition Covenant.

Notwithstanding any prior termination of this Underwriting Agreement, the Underwriter shall not acquiesce, petition or otherwise invoke or cause the Seller or any Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Seller or any Trust under any federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any Trust or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Seller or any Trust.

18	Underwriting Agreement

Section 16. Computational Materials, ABS Term Sheets and Electronic Copy of Preliminary Prospectus.

(a) Not later than 5 p.m., New York time, on the business day before the date on which the applicable ABS Filing relating to the Notes is required to be filed by the Seller with the Commission pursuant to Section 5(l) hereof, the Underwriter shall deliver to the Seller a complete copy of all materials provided by the Underwriter to prospective investors in such Notes that constitute “Computational Materials” within the meaning of the no-action letter dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”), the filing of which material is a condition of the relief granted in such letters (such materials being the “Computational Materials”); prior to such delivery by the Underwriter to the Seller of such materials, the Underwriter shall notify, or cause to be notified, the Seller or its counsel by telephone of its intention to deliver such materials and the approximate date on which such delivery of such materials is expected to occur.

(b) The Underwriter represents and warrants to and agrees with the Seller, as of the date of this Agreement and as of the Closing Date, that the Computational Materials furnished to the Seller pursuant to this Section 16 constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by the Underwriter prior to the time of delivery thereof to the Seller that are required to be filed with the Commission with respect to the Notes in accordance with the Kidder Letters, and such Computational Materials comply with the requirements of the Kidder Letters.

(c) The Underwriter represents and warrants to the Issuer, E*TRADE Consumer Finance and the Seller that it has not and will not use any information that constitutes “ABS Term Sheets,” as defined in the Commission’s No-Action Letter, dated February 13, 1995, addressed to the Public Securities Association, with respect to the offering of the Notes.

If you are in agreement with this Underwriting Agreement, please sign a counterpart hereof and return it to the Seller, E*TRADE Bank and E*TRADE Consumer Finance, whereupon this Underwriting Agreement and your acceptance shall become a binding agreement among the Seller, E*TRADE Bank, E*TRADE Consumer Finance and the Underwriter.

[SIGNATURES FOLLOW]

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Very truly yours,

ETCF ASSET FUNDING CORPORATION, as Seller

By
Name:
Title:

E*TRADE CONSUMER FINANCE CORPORATION

By
Name:
Title:

E*TRADE BANK

By
Name:
Title:

S-1	Underwriting Agreement

This Underwriting Agreement is

hereby confirmed and accepted

as of the date first above written.

LEHMAN BROTHERS INC.

By
Name:
Title:

S-2	Underwriting Agreement

ANNEX I

to Underwriting Agreement

Class	Initial Note Balance	Purchase Price	Underwriting Discount	Maximum Dealer Selling Concessions	Maximum Dealer Reallowance Discounts
Class A-1	$61,200,000	99.822293%	0.1750%	0.1050%	0.0525%

Class A-2	$66,200,000	99.793941%	0.2000%	0.1200%	0.0600%

Class A-3	$75,900,000	99.733171%	0.2500%	0.1500%	0.0750%

Class A-4	$32,500,000	99.693806%	0.3000%	0.1800%	0.0900%

Class A-5	$34,572,000	99.600108%	0.3525%	0.2115%	0.1050%

Class B	$10,042,000	99.499426%	0.5000%	0.3000%	0.1500%

Class C	$9,270,000	99.332476%	0.6500%	0.3900%	0.1950%

Class D	$10,815,000	98.969333%	1.0000%	0.6000%	0.3000%